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                                                                    EXHIBIT 99.2

                        CONTINENTAL HOMES HOLDING CORP.
         7001 N. SCOTTSDALE ROAD, SUITE 2050, SCOTTSDALE, ARIZONA 85253

  This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Bradley S. Anderson and W. Thomas Hickcox, and each of them severally, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Continental Homes Holding Corp. (the
"Company") held of record by the undersigned on     , 1998, at the Special
Meeting of Stockholders to be held on March , 1998, at the Company's executive offices located at 7001 N. Scottsdale Road, Suite 2050, Scottsdale, Arizona 85253, and any adjournments or postponements thereof.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE.

  (1) To adopt and approve the Agreement and Plan of Merger, dated as of December 18, 1997, between the Company and D.R. Horton, Inc., a Delaware corporation ("Horton"), providing for the merger of the Company with and into Horton, with Horton as the surviving corporation.

            [_] FOR       [_] AGAINST       [_] ABSTAIN

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  (2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

  This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal (1).

                                    Please sign exactly as name appears below.
                                    When Shares are held by joint tenants,
                                    both should sign. When signing as
                                    attorney, executor, administrator, trustee or guardian, please sign your name and indicate full title as such. If a corporation, an authorized officer should sign his name and indicate his title. If a partnership, please sign in partnership name by authorized person.

                                    Dated:
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                                    Receipt of Notice of Meeting and Proxy
                                    Statement is hereby acknowledged.


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                                                     SIGNATURE

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                                             SIGNATURE IF HELD JOINTLY

              PLEASE SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE.